UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

ACTAVIS plc

(Exact name of registrant as specified in its charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, the Board of Directors (the “Board”) of Actavis plc (the “Company” or “Actavis”) announced its proposed senior management team pending the successful close of the acquisition by the Company of Forest Laboratories, Inc. (“Forest”), which is expected to occur mid-2014, subject to certain regulatory approvals.

Under the new management structure:

•	Paul Bisaro, Chairman and Chief Executive Officer of Actavis, will become Executive Chairman.

•	Brent Saunders, currently CEO and President of Forest, will become CEO and President, and a member of the Board.

•	Robert Stewart, President, Actavis Global Operations, will become Chief Operating Officer.

•	Bill Meury, currently Executive Vice President, Sales and Marketing, of Forest, will become Executive Vice President Commercial, North American Brands.

•	David Buchen, currently Chief Legal Officer of Actavis, will become Executive Vice President Commercial, North American Generics and International.

Mr. Saunders will report to Mr. Bisaro and the Board. Messrs. Stewart, Meury and Buchen will report to Mr. Saunders. R. Todd Joyce will retain his position as Chief Financial Officer of the combined company.

Paul M. Bisaro

Paul M. Bisaro, age 53, has served as President and Chief Executive Officer of Actavis and as Chairman of the Board of Directors of Actavis since October 2013, prior to which he served on the Board of Directors of Actavis, Inc. since September 2007. Prior to joining Actavis, Mr. Bisaro was President, Chief Operating Officer and a member of the Board of Directors of Barr Pharmaceuticals, Inc. (“Barr”) from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr and from 1997 to 1999 served in various additional capacities including Senior Vice President — Strategic Business Development. Prior to joining Barr, he was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro also currently serves on the Boards of Visitors of the Catholic University of America’s Columbus School of Law and Zimmer Holdings, Inc. Mr. Bisaro received his undergraduate degree in General Studies from the University of Michigan in 1983 and a Juris Doctor from Catholic University of America in Washington, D.C. in 1989.

Brenton L. Saunders

Mr. Saunders, 43, has been the President and Chief Executive Officer of Forest Laboratories since October 2013 and a member of the board of directors of Forest Laboratories since 2011. Previously, Mr. Saunders served as Chief Executive Officer and as a board member of Bausch + Lomb Incorporated from March 2010 until August 2013, and as a senior executive with Schering-Plough from 2003 to 2010, most recently as President of Global Consumer Health Care. He also served as Head of Integration for both Schering-Plough’s merger with Merck & Co. and for its $16 billion acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of the Compliance Business Advisory Group at PricewaterhouseCoopers LLP from 2000 to 2003. Prior to that, he was Chief Risk Officer at Coventry Health Care between 1998 and 1999 and a co-founder of the Health Care Compliance Association in 1995. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System. In addition to the Bausch + Lomb board, he serves on the boards of ElectroCore LLC and the Overlook Hospital Foundation. He is also the former Chairman of the New York chapter of the American Heart Association. Mr. Saunders is a member of the Federal Reserve Bank of New York’s Upstate New York Regional Advisory Board, PhRMA and The Business Council. He is also a member of the Board of Trustees of the University of Pittsburgh. He received a B.A. from the University of Pittsburgh, an M.B.A. from Temple University School of Business, and a J.D. from Temple University School of Law.

Robert A. Stewart

Robert A. Stewart, age 46, was appointed President, Global Operations of Actavis on April 27, 2012. As President, Global Operations, Mr. Stewart is responsible for managing Actavis’ Anda, Inc. distribution business, in addition to Global Operations. He had served as Executive Vice President, Global Operations, since August 2010. He joined Actavis in November 2009 as Senior Vice President, Global Operations. Prior to joining Actavis, Mr. Stewart held various positions with Abbott Laboratories, Inc. from 2002 until 2009 where he most recently served as Divisional Vice President, Global Supply Chain. From 2005 until 2008, he served as Divisional Vice President, Quality Assurance and prior to this position served as

Divisional Vice President for U.S./Puerto Rico and Latin America Plant Operations as well as Director of Operations for Abbott’s Whippany plant. Prior to joining Abbott Laboratories, Inc., he worked for Knoll Pharmaceutical Company from 1995 to 2001 and Hoffman La-Roche Inc. Mr. Stewart received B.S. degrees in Business Management / Finance in 1994 from Fairleigh Dickinson University.

David A. Buchen

David A. Buchen, age 49, was appointed Chief Legal Officer — Global and Secretary of Actavis on April 27, 2012. He also serves as Secretary to Actavis’ Board of Directors. Mr. Buchen had served as Executive Vice President, General Counsel and Secretary since March 2011. He had served as Senior Vice President, General Counsel and Secretary from November 2002 to March 2011. From November 2000 to November 2002, Mr. Buchen served as Vice President and Associate General Counsel. From February 2000 to November 2000, he served as Vice President and Senior Corporate Counsel. From November 1998 to February 2000, he served as Senior Corporate Counsel and as Corporate Counsel. He also served as Assistant Secretary from February 1999 to November 2002. Prior to joining Actavis, Mr. Buchen was Corporate Counsel at Bausch & Lomb Surgical (formerly Chiron Vision Corporation) from November 1995 until November 1998 and was an attorney with the law firm of Fulbright & Jaworski, LLP. Mr. Buchen received a B.A. in Philosophy from the University of California, Berkeley in 1985, and a Juris Doctor with honors from George Washington University Law School in 1989.

Bill Meury

Mr. Meury, age 46, is Executive Vice President, Sales and Marketing, Forest Laboratories, Inc. He joined Forest in 1993 and has held positions in Marketing, New Products, Business Development, and Sales. Most recently, as Senior Vice President, Global Commercial and U.S. Marketing, Mr. Meury oversaw the activities of several departments including Product Management, Market Research, and Commercial Assessments, as well as Forest’s Global Marketing and Early Commercialization groups. Mr. Meury has directed 10 product launches during his tenure at Forest. Before joining Forest, Mr. Meury worked in public accounting for Reznick Fedder & Silverman and in financial reporting for MCI Communications. He has a B.S. in Economics from the University of Maryland.

Other Management Changes

Also on May 14, 2014, the Board announced Sigurdur Olafsson, President, Actavis Pharma, has elected to leave the Company effective at the close of the Forest acquisition. During the transition period, Mr. Olafsson will continue to work closely with his commercial management team to ensure continued achievement of the Company’s commercial objectives and support Mr. Buchen’s transition.

Related Party Transactions

Each of Messrs. Saunders and Meury is entitled to continued indemnification and insurance coverage under the terms of the merger agreement with Forest, as previously disclosed in the Registration Statement on Form S-4 filed by Actavis with the SEC on May 2, 2014.

Item 7.01	Regulation FD Disclosure.

On May 14, 2014, the Company issued a press release announcing the proposed changes to its management structure. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The press release attached as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits:

99.1	Press Release of Actavis plc entitled “Actavis Announces Proposed Senior Leadership Team Effective Following Completion of Forest Laboratories Acquisition” dated May 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2014

ACTAVIS plc

By:	/s/ David A. Buchen
	Name:	David A. Buchen

	Title:	Chief Legal Officer – Global and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Actavis plc entitled “Actavis Announces Proposed Senior Leadership Team Effective Following Completion of Forest Laboratories Acquisition” dated May 14, 2014.